Exhibit 99.1

INVESTOR RELATIONS:
John Merriwether, 866-248-3872
InvestorRelations@amctheatres.com

MEDIA CONTACTS:
Ryan Noonan, (913) 213-2183
rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces Expiration and Final
Results of the Exchange Offers and Consent Solicitations

LEAWOOD, KANSAS - (July 27, 2020) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC”) announced today the expiration and final results for its previously announced offers to exchange (the “Exchange Offers”) any and all of its outstanding senior subordinated notes listed in the table below (the “Existing Subordinated Notes”) for newly issued 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 (the “New Second Lien Notes”) and related solicitation of consents (the “Consent Solicitations”) from eligible holders of the Existing Subordinated Notes to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Subordinated Notes.

The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on July 24, 2020 (such time and date, the “Expiration Time”). As of the Expiration Time, based on information provided by Global Bondholder Services Corporation, the information and exchange agent for the Exchange Offers and Consent Solicitations, the following amounts of Existing Subordinated Notes were validly tendered and accepted in the Exchange Offers:

Series of Existing Subordinated Notes	Total Aggregate Principal Amount Validly Tendered	Percentage of Outstanding Existing Subordinated Notes Validly Tendered
6.375% Senior Subordinated Notes due 2024	£495,820,000	99.16%
5.75% Senior Subordinated Notes due 2025	$501,683,000	83.61%
5.875% Senior Subordinated Notes due 2026	$539,395,000	90.65%
6.125% Senior Subordinated Notes due 2027	$344,283,000	72.48%

Subject to the satisfaction of the conditions set forth in the Amended Confidential Offering Memorandum, dated as of July 10, 2020 (the “Offering Memorandum”) and the Backstop Agreement, dated as of July 10, 2020 (the “Backstop Agreement”), between AMC and certain holders of the Existing Subordinated Notes (the “Backstop Parties”), the settlement date of the Exchange Offer is expected to be July 31, 2020 (the “Settlement Date”). On the Settlement Date, approximately $1.46 billion of New Second Lien Notes are expected to be issued.

Pursuant to the subscription rights and oversubscription rights granted to each eligible holder of Existing Subordinated Notes as described in the Offering Memorandum, as of the Expiration Time, eligible holders had oversubscribed for AMC’s $200 million aggregate principal amount of 10.5% First Lien Secured Notes (the “New First Lien Notes”) offered pursuant to the Offering Memorandum and, as a result, the backstop will not be utilized. In addition, pursuant to the previously announced Commitment Letter, dated as of July 10, 2020 (the “Commitment Letter”), between AMC, Silver Lake Alpine, L.P. and Silver Lake Alpine (Offshore Master), L.P. (together with Silver Lake Alpine, L.P., the “Silver Lake Funds”), AMC will also issue $100 million of additional first lien notes with identical terms to the New First Lien Notes (the “Additional Silver Lake First Lien Notes”) to the Silver Lake Funds. Subject to the satisfaction of the conditions set forth in the Offering Memorandum, the Backstop Agreement and the Commitment Letter, the New First Lien Notes and the Additional Silver Lake First Lien Notes are expected to be issued on the Settlement Date.

As of the Expiration Time, AMC also received the requisite consents sufficient to approve the Proposed Amendments to the indentures governing the Existing Subordinated Notes, and AMC and the trustee for the Existing Subordinated Notes will promptly execute supplemental indentures that give effect to the Proposed Amendments. Such amendments to the indentures governing the Existing Subordinated Notes will become operative upon the consummation of the Exchange Offers.

Important Information about the Exchange Offers and Consent Solicitations

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the "Securities Act"). This press release is neither an offer to sell nor the solicitation of an offer to buy the New Second Lien Notes, the New First Lien Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The New Second Lien Notes and the New First Lien Notes have not been, and will not be, registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Exchange Offers, and the offering of the New Second Lien Notes and New First Lien Notes, are being made only (1) to persons reasonably believed to be (A) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (B) institutions where permitted in certain jurisdictions that can provide certifications and other documentation satisfactory to AMC that they are “accredited investors” as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, in each case in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, and (2) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S under the Securities Act.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Offering Memorandum. The Offering Memorandum and other documents relating to the Exchange Offers and Consent Solicitations will be distributed only to eligible holders. The Exchange Offers are not being made to holders of Existing Subordinated Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Second Lien Notes and the New First Lien Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum. None of AMC, the dealer manager, the solicitation agent, the exchange agent, the information agent or any trustee (or its agents) of the Existing Subordinated Notes, the New Second Lien Notes or the New First Lien Notes makes any recommendation as to whether holders of the Existing Subordinated Notes should participate in the Exchange Offers or consent to the Proposed Amendments.

This press release, the Offering Memorandum and any other documents or materials relating to the Exchange Offers and Consent Solicitations may only be communicated to persons in the United Kingdom in circumstances where Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") does not apply. Accordingly, this press release and the Offering Memorandum are only for circulation to (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended (the "Order"), (iii) high net worth entities, and other persons to whom the communication may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the communication may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to for purposes of this paragraph as "relevant persons"). The New Second Lien Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Second Lien Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents and may not participate in the Exchange Offers.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to the expected timing of and future actions with respect to the Exchange Offers and Consent Solicitations, the completion of the transactions contemplated thereby and statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general, including AMC’s response to the COVID-19 virus related to suspension of operations at theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at AMC’s facilities to protect the health and well-being of AMC’s customers and employees; the general volatility of the capital markets and the market price of AMC’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in the Offering Memorandum, the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 and Form 10-Q for the three months ended March 31, 2020, each as filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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